Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: April 21, 2017	BROOKFIELD ASSET MANAGEMENT INC.

	By:	/s/ A.J. Silber
		Name:	A.J. Silber
		Title:	Vice President, Legal Affairs and Corporate Secretary

PARTNERS LIMITED

	By:	/s/ Brian Lawson
		Name:	Brian Lawson
		Title:	President

BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

	By:	/s/ Jane Sheere
		Name:	Jane Sheere
		Title:	Corporate Secretary

BROOKFIELD OFFICE PROPERTIES INC.

	By:	/s/ Michelle Campbell
		Name:	Michelle Campbell
		Title:	Senior Vice President and Secretary

BROOKFIELD PROPERTY SPLIT CORP.

	By:	/s/ Michelle Campbell
		Name:	Michelle Campbell
		Title:	Senior Vice President and Secretary